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Exhibit 10.28

AGILENT TECHNOLOGIES, INC.
1999 NON-EMPLOYEE DIRECTOR STOCK PLAN

(Amended and Restated Effective November 14, 2006)

PART I.    PLAN ADMINISTRATION AND ELIGIBILITY

        1.    Purpose.    The purpose of this 1999 Non-Employee Director Stock Plan (the "Plan") of Agilent Technologies, Inc. (the "Company") is to encourage ownership in the Company by outside directors of the Company (each, a "Non-Employee Director," or collectively, the "Non-Employee Directors") whose continued services are considered essential to the Company's continued progress and thus to provide them with a further incentive to remain as directors of the Company.

        2.    Administration.    The Board of Directors (the "Board") of the Company or any committee (the "Committee") of the Board that will satisfy Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any regulations promulgated thereunder, as from time to time in effect, including any successor rule ("Rule 16b-3"), shall supervise and administer the Plan. The Committee shall consist solely of two or more non-employee directors of the Company, who shall be appointed by the Board. A member of the Board shall be deemed to be a "non-employee director" only if he or she satisfies such requirements as the Securities and Exchange Commission may establish for non-employee directors under Rule 16b-3. Members of the Board receive no additional compensation for their services in connection with the administration of the Plan.

        The Board or the Committee may adopt such rules or guidelines, as it deems appropriate to implement the Plan. The Board or the Committee shall determine all questions of interpretation of the Plan or of any shares issued under it and such determination shall be final and binding upon all persons having an interest in the Plan. Any or all powers and discretion vested in the Board or the Committee under this Plan may be exercised by any subcommittee so authorized by the Board or the Committee and satisfying the requirements of Rule 16b-3.

        3.    Participation in the Plan.    Each member of the Board who is not an employee of the Company or any of its subsidiaries or affiliates shall be eligible to receive payment for his or her Annual Retainer (as defined in Section 12 below) under the Plan.

        4.    Stock Subject to the Plan.    The maximum number of shares of the Company's $0.01 par value Common Stock ("Common Stock") which may be issued under the Plan shall be One Million (1,000,000). The limitation on the number of shares that may be issued under the Plan shall be subject to adjustment as provided in Section 10 of the Plan.

        If any outstanding option or grant of Common Stock under the Plan for any reason expires or is terminated without having been vested or exercised in full, the shares allocable to the unexercised portion of such option or the grant of Common Stock shall again become available for grant pursuant to the Plan.

PART II.    TERMS OF THE PLAN

        5.    Term of the Plan.    The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company as described in Section 15 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 11 of the Plan.

        6.    Time for Granting Options.    No options shall be granted, and no Deferred Share grant (as provided for in Section 7(c) and 7(d) below) shall be made, after the date on which this Plan terminates. The applicable terms of this Plan, and any terms and conditions applicable to the options granted or shares issued prior to such date, shall survive the termination of the Plan and continue to apply to such options and shares.

        7.    Terms and Conditions.

          (a)    Compensation.    Except for the Non-Executive Chairman, each Non-Employee Director's Annual Retainer shall consist of an option to purchase shares of Common Stock (an "Option Payment") in an amount equivalent to sixty-five thousand dollars ($65,000.00) and sixty-five thousand dollars ($65,000.00) payable in cash in four (4) quarterly installments (the "Cash Payment").

          In addition, Non-Employee Directors who serve as the chairperson of a Board committee shall be entitled to a "Committee Chair Premium". Specifically, the chairpersons of both the Compensation Committee and the Audit and Finance Committee of the Board, provided they are not the Non-Executive Chairman, shall, on an annual basis, receive an additional ten thousand dollars ($10,000.00) in cash and the chairperson of all other Board committees, provided that they are not the Non-Executive Chairman, shall, on an annual basis, receive an additional five thousand dollars ($5000.00) in cash.

          The Non-Executive Chairman shall receive an Annual Retainer that shall consist of an option to purchase shares of Common Stock (an "Option Payment") in an amount equivalent to sixty-five thousand dollars ($65,000.00) and two hundred sixty thousand dollars ($260,000.00) in cash. The Non-Executive Chairman shall not be eligible to receive any Committee Chair Premiums.

          (b)    Option Payment.    Each option granted under this Plan shall be a non-statutory option and shall be evidenced by a written agreement in such form as the Board or Committee shall from time to time approve, which Agreements shall comply with and be subject to the following terms and conditions and such additional terms and conditions as may be determined by the Board or Committee:

            (i)    Date of Payment.    For each Plan Year, an option constituting the Option Payment shall be granted in the prior Plan Year automatically on the date that the Company makes its regular annual grant of equity awards to employees who are officers of the Company within the meaning of Section 16 of the Exchange Act; provided, that in the case of a Non-Employee Director who subsequently ceases to be a member of the Board of Directors for any reason on or prior a Vesting Date as provided in Section 7(v) below, except as provided in Section 7(vi) below, such option shall be automatically cancelled to the extent not yet exercisable on the date of such cessation, and the shares that were subject to the unexercisable portion thereof shall become available for future grant under the Plan (unless the Plan has terminated).

            (ii)   Number of Shares Subject to Option.    The number of shares to be subject to any option granted pursuant to the Plan shall be an amount necessary to make such option equal in value, using an option valuation model, as determined by the Board or Committee, to sixty-five thousand dollars ($65,000). The value of the option will be calculated by assuming that the value of an option to purchase one share of Common Stock equals the product of (i) the Multiplier, as defined below, and (ii) the average Fair Market Value of a share of Common Stock for the period described below ending on the date of grant.

        The number of shares represented by an option granted pursuant to the Plan shall be determined by multiplying the number of shares determined in Section 7(b)(ii) above by a multiplier determined using an option valuation method (the "Multiplier"). The Board or the Committee shall determine the

Multiplier prior to the option grant made with respect to any succeeding Plan Year. The number of shares to be subject to the option shall be equal to the number of whole shares determined as follows:

$65,000.00
= Number of shares
The average Fair Market Value for the 20 trading days ending prior to the grant date.	x Multiplier

            (iii)  Price of Options.    The exercise price of the option will be the Fair Market Value of the Common Stock on the date of grant.

            (iv)  Exercise of Options.    Options may be exercised only by written notice to the Company at its head office accompanied by payment in cash of the full consideration for the shares as to which they are exercised.

            (v)   Vesting and Term of Option.    Except as provided in Section 7(vi) below, the option will vest and become exercisable in four (4) twenty-five percent (25%) increments (the date as of which an increment vests a "Vesting Date"). The first Vesting Date shall be the date of the annual shareholders meeting next following the grant date, and an increment shall vest as of the first Vesting Date only with respect to Non-Employee Directors who will continue as members of the Board following the shareholders meeting. The second, third and fourth Vesting Dates shall be the dates six months, nine months and one year, respectively, following the grant date. An increment shall vest and become exercisable on the second, third or fourth Vesting Date only to the extent the Non-Employee Director continues as a member of the Board on the Vesting Date. No option shall be exercisable after the expiration of ten (10) years from the date upon which such option is granted.

            (vi)  Exercise by Representative Following Death of Director.    A Non-Employee Director, by written notice to the Company, may designate one or more persons (and from time to time change such designation) including his or her legal representative, who, by reason of his or her death, shall acquire the right to exercise all or a portion of the option. If the person or persons so designated wish to exercise any portion of the option, they must do so within the term of the option as provided in Section 7(b)(v). Any exercise by a representative shall be subject to the provisions of this Plan.

            (vii) Options Nontransferable.    Unless determined otherwise by the Board or the Committee, each option granted under the Plan by its terms shall not be transferable by the optionee otherwise than by will, or by the laws of descent and distribution, and shall be exercised during the lifetime of the optionee only by him. No option or interest therein may be transferred, assigned, pledged or hypothecated by the optionee during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

          (c)    Annual Deferred Share Credit.    For each Plan Year, each Non-Employee Director shall be credited under the Agilent Technologies, Inc. 2005 Non-Employee Director Deferred Compensation Plan (the "Deferred Compensation Plan"), as of the later of March 1st of each Plan Year (or if March 1 is not a business day the next succeeding business day) or the first business day following the annual shareholders meeting, with a deemed investment in shares of Common Stock ("Shares"), as that term is defined under the Deferred Compensation Plan), with a Fair Market Value of sixty-five thousand dollars ($65,000), determined as provided below. The Shares shall vest in four (4) twenty-five percent (25%) increments each three (3) months from the date of credit, provided the Non-Employee Director continues in Board service on the vesting date. Shares credited under this Section 7(c) shall be issued from this Plan.

        The number of Shares subject to an Annual Deferred Share Credit shall be equal to the number of whole Shares determined as follows:

$65,000.00
= Number of shares
The average Fair Market Value for the 20 trading days ending prior to the grant date

          (d)    Deferred Share Credit for New Directors.    Effective as of November 1, 2005, each newly appointed Non-Employee Director shall be credited under the Deferred Compensation Plan, as of the date service commences as a Non-Employee Director, with Shares (as that term is defined under the Deferred Compensation Plan) with a Fair Market Value of one hundred thirty thousand dollars ($130,000.00), determined as provided below. The Shares shall vest in four (4) twenty-five percent (25%) increments each three (3) months from the date of credit, provided the Non-Employee Director continues in Board service on the vesting date. Shares credited under this Section 7(d) shall be issued from this Plan.

        The number of Shares subject to a grant under this Section 7(d) shall be equal to the number of whole shares determined as follows:

$130,000.00
= Number of shares
The average Fair Market Value for the 20 trading days ending prior to the grant date

          (e)    Cash Payment and Committee Chair Premiums.    Unless a Non-Employee Director has properly elected to defer all or part of the cash component of his or her Annual Retainer and Committee Chair Premium under a deferred compensation plan sponsored by the Company, all Cash Payments shall be made in four (4) quarterly installments (provided the Non-Employee Director continues as a Board member on the installment date). Committee Chair Premiums shall be made in a lump sum payment as soon as practicable following the later of March 1 of each Plan Year (or, if March 1 is not a business day, on the next succeeding business day) or the first business day following the annual shareholders meeting.

          (f)    Special Compensation.    The Board or the Committee may, from time to time, deem it appropriate and may provide certain Non-Employee Directors with additional compensation ("Special Compensation") under this Plan. Such Special Compensation shall be in the form of a grant of Common Stock or stock options subject to terms, conditions and restrictions established by the Board or Committee at the time of the grant.

          (g)    Form of Issuance of Shares.    Any shares issued under the Plan shall be in either book entry form or in certificate form pursuant to the instructions given by the Non-Employee Director to the Company's transfer agent.

          (h)    Transferability.    In the event of a Non-Employee Director's death, all of such person's rights to receive any accrued but unpaid Option Payment and/or Special Compensation will transfer to the maximum extent permitted by law to such person's beneficiary. Each Non-Employee Director may name, from time to time, any beneficiary or beneficiaries (which may be named contingently or successively) as his or her beneficiary for purposes of this Plan. Each designation shall be on a form prescribed by the Committee, will be effective only when delivered to the Company and when effective will revoke all prior designations by the Non-Employee Director. If a Non-Employee Director dies with no such beneficiary designation in effect, such person's beneficiary shall be his or her estate and such person's payments will be transferable by will or pursuant to laws of descent and distribution applicable to such person.

PART III.    GENERAL PROVISIONS

        8.    Assignments.    The rights and benefits under this Plan may not be assigned except for the designation of a beneficiary as provided in Section 7.

        9.    Limitation of Rights.

          (a)    No Right to Continue as a Director.    Neither the Plan, nor the issuance of shares of Common Stock, nor the grant of special Compensation, nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a director for any period of time, or at any particular rate of compensation.

          (b)    No Stockholders' Rights for Options.    An optionee shall have no rights as a stockholder with respect to the shares covered by his or her options until the date of the issuance to him of a stock certificate therefor or the making of a book entry with the Company's transfer agent, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

        10.    Adjustments in Present Stock.    In the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, or other change in the corporate structure or capitalization affecting the Company's present Common Stock, at the time of such event the Board or the Committee shall make appropriate adjustments to the number (including the aggregate numbers specified in Section 4) and kind of shares to be issued under the Plan and the price of any Stock Option.

        11.    Amendment and Termination of the Plan.

          (a)    Amendment and Termination.    The Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the awards granted to any Non-Employee Director theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

          (b)    Effect of Amendment or Termination.    Any such amendment or termination of the Plan shall not affect any Stock Option already granted and such Stock Options shall remain in full force and effect as if this Plan had not been amended or terminated.

        12.    Definitions.

        "Annual Retainer" shall mean the amount to which a Non-Employee Director will be entitled to receive for serving as a director in a relevant Plan Year, but shall not include reimbursement for expenses, fees associated with service on any committee of the Board or fees with respect to any other services to be provided to the Company.

        "Fair Market Value" shall mean, as of any date, the quoted closing sales price for such Common Stock as of such date (or if no sales were reported on such date, the closing price on the last preceding day a sale was made) as quoted on the stock exchange or a national market system, with the highest trading volume, as reported in such source as the Company shall determine.

        "Non-Executive Chairman" shall mean the Non-Employee Director who is appointed to serve as the Chairman of the Board.

        "Plan Year" shall mean the year beginning March 1 and ending February 28, or February 29, as the case may be.

        13.    Notice.    Any written notice to the Company required by any of the provisions of this Plan shall be addressed to the Secretary of the Company and shall become effective when it is received.

        14.    Governing Law.    This Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of the State of Delaware and construed accordingly.

        15.    Shareholder Approval.    The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the degree and manner required under applicable state and federal law and any stock exchange rules.

        16.    Annual Maximum Shares.    Subject to adjustments as provided in Section 10 of the Plan, the maximum number of shares that can be granted to each Non-Employee Director under the Plan is 150,000 shares per year.

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AGILENT TECHNOLOGIES, INC. 1999 NON-EMPLOYEE DIRECTOR STOCK PLAN (Amended and Restated Effective November 14, 2006)